UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Item 7.  Financial Statements and Exhibits.

(c)	Exhibit

99.1    Press release of CSG Systems International, Inc. dated April 29, 2003.

Item 9.  Regulation FD Disclosure.

The following information is furnished pursuant to Item 9 (Regulation FD Disclosure) and Item 12 (Disclosure of Results of Operations and Financial Condition). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 29, 2003, CSG Systems International, Inc. (“CSG”) issued a press release relating to the results of its operations for the three-month period ended March 31, 2003. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

CSG reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”), which are commonly referred to as “Reported Earnings”. During the first quarter of 2003, CSG incurred restructuring charges in conjunction with certain cost reduction initiatives, principally involuntary employee termination benefits. In conjunction with the Kenan Business acquisition in 2002, the Company incurred certain direct and incremental acquisition-related expenses, which are discussed in detail in CSG’s 2002 Annual Report on Form 10-K dated March 28, 2003. To provide for an additional comparison of CSG’s current results of operations with past and future periods, CSG has adjusted out from Reported Earnings the impact of the 2003 restructuring charges and the 2002 Kenan Business acquisition-related expenses (“Adjusted Earnings”). CSG believes that Adjusted Earnings disclosures enhance the understanding of CSG’s “core” operating performance by providing comparative results that exclude certain items that are not indicative of normal, recurring operating trends. Management reviews both Reported Earnings and Adjusted Earnings financial measures in evaluating CSG’s performance, and certain of CSG’s internal financial management targets are established using Adjusted Earnings. Adjusted Earnings are non-GAAP financial measures and should be viewed in addition to, and not in lieu of, CSG’s Reported Earnings. A reconciliation of CSG’s Reported Earnings to Adjusted Earnings is provided in the attached press release.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2003

CSG SYSTEMS INTERNATIONAL INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1    Press release of CSG Systems International, Inc. dated April 29, 2003.

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